Exhibit 99.2

P R E S S R E L E A S E
SYNTHESIS ENERGY SYSTEMS, INC. APPOINTS WILLIAM E. PRESTON AS
SENIOR VICE PRESIDENT, GLOBAL BUSINESS DEVELOPMENT AND LICENSING
HOUSTON, February 8, 2011 — Synthesis Energy Systems, Inc. (Nasdaq: SYMX), a global energy and gasification technology company that provides products and solutions to the energy and chemicals industries, announced today that William E. Preston has joined the Company as Senior Vice President, Global Business Development and Licensing. Mr. Preston will report to Robert Rigdon, President and CEO of SES. Mr. Preston succeeds Donald Bunnell, who will be leaving his executive post at the Company at the end of February to pursue long-standing interests outside of the industry. Following his departure, he will continue to support the Company as a director and consultant and will remain a significant shareholder.
“SES brings a wealth of clean energy gasification technology and capabilities to the global energy business at a time when world demand for affordable clean energy is on the rise. Low rank coal is an abundant resource that when combined with the right technology can produce clean, affordable, high value syngas and other products,” stated Mr. Preston. “I am excited to be joining the Company at this important time as it strives to create value for its partners, customers, and investors through licensing transactions, operating joint ventures and coal resource ventures. I look forward to working closely with Robert and the entire SES team as we enter into new commercialization partnerships and joint ventures in global markets such that we can grow our business into its full potential.”
Robert Rigdon, President and CEO, commented, “Bill Preston is a recognized industry leader in gasification who has almost 30 years of business leadership, project development, project management, and project operations experience in the energy industry. We are fortunate to have an industry veteran of Bill’s caliber join the Company and we believe it is a testament to our current strategy, technology capability and our potential for significant value creation. I have known and worked with Bill for many years and I’m confident his contributions will be invaluable over the coming months and years.”
Prior to joining SES, Mr. Preston was the Executive Vice President for Engineering and Development for GreatPoint Energy and the Chief Executive Officer of the Energy Capital Group, both early-stage clean energy development companies. Earlier, he was the Director of IGCC Commercialization for GE Energy, where he was responsible for global integrated gasification combined cycle (IGCC) product development.
Mr. Preston joined GE Energy in 2004 upon their acquisition of ChevronTexaco’s gasification technology. His twenty-two year career with Texaco and ChevronTexaco culminated in his position as Senior Vice President and General Manager of ChevronTexaco Worldwide Gasification Technology Inc. In this position, he had overall responsibility for the ChevronTexaco’s gasification business that developed, designed, licensed, provided technical services and supplied key equipment for gasification technology customers that included refineries, chemical plants and power generators throughout the world.

Mr. Preston held numerous senior positions with the ChevronTexaco and Texaco divisions responsible for gasification and natural gas cogeneration, including Vice President, Project Commercialization, Vice President, Global Licensing and Product Supply, Vice President, Project Development — North America. He led Texaco’s successful project development effort of the Polk Power Station, an IGCC plant owned by the Tampa Electric Company. He also led several other successful project development efforts for gasification-based cogeneration projects for Texaco throughout North America, including those in Texaco-owned refineries, and he led Texaco’s project development efforts on Exxon gasification projects in Baytown, Texas and in Singapore. Early in his career, Mr. Preston worked on the design and startup teams, and then had extended operating assignments at the Cool Water Coal Gasification Program in California and the coal gasification unit at the Eastman Chemical plant in Kingsport, Tennessee. His experience at these early coal gasification facilities led to startup and technical service assignments at several gasification units around the world.
Bill Preston, 51, received a M.S., Chemical Engineering, from The University of Texas (Austin) and a B.A., Chemistry from Pomona College in California. He is a past Chairman of the Gasification Technologies Council.
About Synthesis Energy Systems, Inc.
SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations, its ability to reduce operating costs, the limited history and viability of its technology, the effect of the current international financial crisis on its business, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries and its ability to diversify, its ability to maintain production from its first plant in the ZZ joint venture, its ability to complete the expansion of the ZZ project, its ability to obtain the necessary approvals and permits for its Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, its ability to negotiate the terms of the conversion of the Yima project from methanol to glycol and the sufficiency of internal controls and procedures. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.
Contact:
Synthesis Energy Systems, Inc.
Kevin Kelly
Chief Accounting Officer
(713) 579-0600
Kevin.Kelly@synthesisenergy.com
MBS Value Partners, LLC
Matthew D. Haines
Managing Director
(212) 710-9686
Matt.Haines@mbsvalue.com
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